UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 4, 2009

Citizens Bancshares Corporation

(Exact name of registrant as specified in its charter)

Georgia	333-38509	58-1631302
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

75 Piedmont Avenue, NE, Atlanta, Georgia, USA		30303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (404) 659-5959

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 6, 2009, as part of the U.S. Department of the Treasury (the “Treasury”) Troubled Asset Relief Program (“TARP”) Capital Purchase Program, Citizens Bancshares Corporation (the “Company”) entered into a Letter Agreement (“Letter Agreement”) and a Securities Purchase Agreement — Standard Terms attached thereto (“Securities Purchase Agreement”) with the Treasury, pursuant to which the Company agreed to issue and sell, and the Treasury agreed to purchase 7,462 shares (the “Preferred Shares”) of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000, for an aggregate purchase price of $7.462 million in cash.

This transaction closed on March 6, 2009 (the “Closing Date”). The issuance and sale of these securities was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

The Preferred Shares will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter.  The Preferred Shares have no maturity date and rank senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.  Pursuant to the American Recovery and Reinvestment Act of 2009 (“ARRA”), which amended the Emergency Economic Stabilization Act of 2008 (“EESA”), the Company may, subject to consultation with the Federal Reserve Bank of Atlanta, redeem the Preferred Shares at any time for its aggregate liquidation amount plus any accrued and unpaid dividends without first raising additional capital in an equity offering.

The Securities Purchase Agreement, pursuant to which the Preferred Shares were sold, contains limitations on the payment of dividends on common stock, junior preferred shares, and on other preferred shares.  The ability to repurchase common stock, junior preferred shares, or other preferred shares is also restricted under the Securities Purchase Agreement.  Prior to March 6, 2012, unless the Company has redeemed the Preferred Shares or Treasury has transferred the Preferred Shares to a third party, the consent of Treasury will be required for the Company to increase its common stock dividend.  After March 6, 2012 and prior to March 6, 2016, provided the Preferred Shares continue to be held by Treasury, Treasury’s consent  will be required for any increase in aggregate common dividends per share greater than 3% per annum, provided that no increase in common dividends may be made as a result of any dividend paid in common stock, any split or similar transaction.  From and after March 6, 2016, there will be a prohibition on paying common dividends or repurchasing equity and trust preferred securities until all Preferred Shares are redeemed in whole or transferred to third parties.

Pursuant to the terms of the Securities Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any securities of the Company acquired pursuant to the Securities Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans, with respect to executive compensation limitations, comply with Section 111 of EESA, as amended.  As a condition to the closing of the transaction, each of Messrs. James E. Young, Samuel J. Cox, Robert Nesbitt and Kevin Wilson and Ms. Cynthia Day, the Company’s senior executive officers (as defined in the Securities Purchase Agreement) (the “Senior Executive Officers”), executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury or the Company for any changes to compensation or benefits arrangements that are required to comply with EESA or any regulation issued by the Treasury under the TARP Capital Purchase Program and acknowledging that the regulation may require modification of the compensation, bonus, incentive, and other benefit plans, arrangements, and policies and agreements (including so-

called “golden parachute” and bonus agreements) (collectively, “Benefit Plans”) as they relate to the period the Treasury holds any investment in the Company acquired through the TARP Capital Purchase Program

The Securities Purchase Agreement and all related documents may be amended unilaterally by the Treasury to the extent required to comply with any changes in applicable federal statutes after the execution thereof.

Copies of the Letter Agreement (including the Securities Purchase Agreement) and the corresponding Side Letters, the form of Certificate for the Series A Preferred Stock, the Articles of Amendment to the Amended and Restated Articles of Incorporation authorizing a class of preferred stock, the Articles of Amendment to the Articles of Incorporation establishing the terms of the Preferred Shares, the form of Waiver executed by the Senior Executive Officers, and the Press Release announcing the completion of the transactions described above are included as exhibits to this Form 8-K and are incorporated by reference into these Items 1.01, 3.02, 3.03, 5.02 and 5.03. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 4, 2009, the Company filed with the State of Georgia an Articles of Amendment to the Amended and Restated Articles of Incorporation to authorize a class of ten million (10,000,000) shares of preferred stock, no par value.  This Articles of Amendment to the Amended and Restated Articles of Incorporation was approved by shareholders of the Company at a special meeting of shareholders held March 2, 2009, pursuant to a proxy statement filed by the Company on January 29, 2009.  A copy of the Articles of Amendment is included as an exhibit to this Form 8-K and is incorporated by reference into this Item 5.03.

On March 4, 2009, the Company filed with the State of Georgia an Articles of Amendment to the Amended and Restated Articles of Incorporation establishing the terms of the Preferred Shares. A copy of the Articles of Amendment is included as an exhibit to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

No.	Description

3.1	Articles of Amendment to the Restated Articles of Incorporation

3.2	Articles of Amendment to the Restated Articles of Incorporation

4.1	Form of Certificate for the Series A Preferred Stock

10.1	Letter Agreement, dated March 6, 2009, including Securities Purchase Agreement — Standard Terms, incorporated by reference therein, between the Company and the United States Department of the Treasury

10.2	Side Letter, dated March 6, 2009, between the Company and the United States Department of the Treasury, regarding the American Recovery and Reinvestment Act of 2009

10.3	Side Letter, dated March 6, 2009, between the Company and the United States Department of the Treasury, pursuant to Section 113(d)(3) of the Emergency Economic Stabilization Act of 2008

10.4	Side Letter, dated March 6, 2009, between the Company and the United States Department of the Treasury

10.5	Form of Waiver

99.1	Press Release

The information furnished in the attached Press Release (Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCSHARES CORPORATION

Dated: March 6, 2009	By:	/s/ James E. Young
James E. Young
President and Chief Executive Officer

EXHIBIT INDEX

No.	Description

3.1	Articles of Amendment to the Restated Articles of Incorporation

3.2	Articles of Amendment to the Restated Articles of Incorporation

4.1	Form of Certificate for the Series A Preferred Stock

10.1	Letter Agreement, dated March 6, 2009, including Securities Purchase Agreement — Standard Terms, incorporated by reference therein, between the Company and the United States Department of the Treasury

10.2	Side Letter, dated March 6, 2009, between the Company and the United States Department of the Treasury, regarding the American Recovery and Reinvestment Act of 2009

10.3	Side Letter, dated March 6, 2009, between the Company and the United States Department of the Treasury, pursuant to Section 113(d)(3) of the Emergency Economic Stabilization Act of 2008

10.4	Side Letter, dated March 6, 2009, between the Company and the United States Department of the Treasury

10.5	Form of Waiver

99.1	Press Release